United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 7, 2020

CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Delaware	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.
On October 7, 2020, Cannae Holdings, Inc. (the “Company” or “Cannae”) entered into an Extension of Corporate Services Agreement (the “Extension”) with Fidelity National Financial, Inc. (“FNF”). Pursuant to the Extension, the term of the Corporate Services Agreement (the “Agreement”) entered into between Cannae and FNF on November 17, 2017 is extended for two years until November 17, 2022 (the “Extended Term”). During the Extended Term, FNF will provide certain corporate services to Cannae at FNF’s Standard Allocation (as defined in the Agreement), plus 10%, and Cannae agrees to pay or reimburse FNF for any fees, costs or other expenses paid by FNF to third parties in connection with the corporate services. The Agreement will automatically renew for successive one-year terms, unless the parties mutually agree to terminate the Agreement at least thirty days prior to the applicable termination date. No later than thirty days prior to such termination date, the parties shall negotiate mutually agreeable arm’s length terms for each additional one year term.

The foregoing description of the Extension is not complete and is qualified by reference to the complete document, which we expect to file as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	October 9, 2020	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary